Exhibit 10.3

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is entered into as of the July 16, 2010 by Sonoran Trails, LLC, an Arizona limited liability company (the “Seller”), and Pacific Blue Energy Corp., a Nevada corporation (“Buyer”).

1.

Agreement, Property and Survey.  Subject to the terms and conditions of this Agreement, Seller agrees to sell and Buyer agrees to purchase approximately 100 gross acres of real property located in Maricopa County, Arizona, which such acreage will be a portion of tax parcels 401-74-006 K and 401-74-006M (the “Seller’s Parcels”) and is generally depicted on the attached Exhibit A (the “Property”).  On or before the “end of the Buyer’s Feasibility Period” (as defined in Section 5.1 below), Buyer shall prepare, at Buyer’s sole cost and expense, an ALTA survey, prepared by a qualified surveyor (the “Survey”), which shall establish: (i) the legal description and depiction of the Property (the “Legal Description and Depiction”); (ii) the gross acres of the Property (gross acres shall consist of the total acreage of the Property without exclusions in accordance with the “Existing Survey,” as hereafter defined in Section 4.1; (iii) the legal description and depiction of the access, ingress, egress and utility easement to be reserved or granted for the benefit of the remainder of the Seller’s Parcels and other land owned by Seller so that Seller and its successors and assigns may access and develop the remainder of the Seller’s Parcels and other land owned by Seller in accordance with approved development plans applicable to the Seller’s Parcels and other land owned by Seller the (“Seller’s Easement”); and (iv) the legal description and depiction of the access, ingress, egress and utility easement to be granted to Buyer so that Buyer may have access to the eastern parcel of the Property from U.S. Highway 85 and so that Buyer may have access to the western parcel of the Property from U.S. Highway 80 (“Buyer’s Easement”).  Upon Seller’s approval of the Legal Description and Depiction, the gross acres of the Property and the Seller’s Reserved Easement, Buyer and Seller will execute an amendment to this Agreement, which amendment will set forth such agreed upon Legal Description and Depiction as Exhibit A-1 and A-2, the Seller’s Easement as Exhibit C-1 and the Buyer’s Easement as Exhibit C-2 .

2.

Escrow:

2.1

Escrow Instructions.  This Agreement shall constitute joint escrow instructions by Buyer and Seller to Vicki Etherton at Magnus Title Agency (“Escrow Agent”) provided that:  (i) Seller and Buyer will execute any additional, reasonable escrow instructions requested by Escrow Agent and mutually approved by the parties (“Additional Instructions”); (ii) no provision of the Additional Instructions shall excuse any performance or breach by either party at the times provided in this Agreement, extend the Closing Date provided for herein, provide either party hereto with any grace period not provided in this Agreement, or require the consent or approval of any real estate broker or other person (other than Seller and Buyer) to the termination of this Agreement, and any such provisions in the Additional Instructions (including, but not limited to, any cancellation provision) shall be deleted; and (iii) in the event of conflict between provisions of any such instructions and this Agreement, this Agreement shall control.

2.2

Opening and Closing of Escrow.  Escrow shall be deemed Open upon Escrow Agent’s receipt of the Executed Purchase and Sale Agreement and the “Earnest Money” (defined in Section 3.1 below) on or before July 16, 2010.  The Escrow shall be deemed to close (the “Close of Escrow”) when Escrow Agent records the “Deed” (as hereafter defined).  The close of escrow shall occur on or before September 10, 2010 (the “Closing Date” and/or the “Closing”), at which time the Property shall be conveyed to Buyer as provided below.  The Closing shall occur at the office of Escrow Agent or at such other location as the parties may mutually specify in writing.  Time is of the essence.

2.3

Deposits.  Escrow Agent is authorized and instructed to deposit the Earnest Money promptly in a segregated federally insured, interest bearing account, subject to immediate withdrawal.  Seller and Buyer shall cooperate with Escrow Agent to obtain all necessary authorizations or directions to open such an interest bearing account if the terms and conditions of such account are agreeable to both.

3.

Purchase Price.  The “Purchase Price” for the Property shall be: (i) $850,000.00 (U.S. Funds) (based upon a purchase price of $8,500 per gross acre as described in the Survey).  The Purchase is payable as follows:

3.1.

$20,000.00 (U.S. Funds) by wire transfer or other immediately available funds shall be deposited by Buyer with the Escrow Agent as the “Earnest Money” upon execution of this Agreement. The Earnest Money shall be refundable to Buyer up until the end of the Feasibility Period.  After the end of the Feasibility Period, the Earnest Money shall be non-refundable to Buyer other than for Seller’s default and shall be paid to Seller by Escrow Agent upon Close of Escrow or as otherwise provided herein.

3.2.

The balance of the Purchase Price shall be deposited by Buyer with Escrow Agent by wire transfer or other immediately available funds (U.S. Funds) on or before the date that is 24 hours prior to the Closing Date for disbursement to Seller upon the Closing Date.

4.

Seller’s Information, Inspection, Indemnification and Insurance.

4.1

Seller’s Information.  On or before ten (10) days after the Opening Date, Seller shall deliver to Buyer: (a) copies of the pertinent pages of any existing ALTA surveys or other surveys of the Property that are in Seller’s possession (the “Existing Survey”); (b) documentation concerning water rights; (c) any environmental or archeological survey or report in Seller’s possession; (d) any agreements of any nature that are binding upon the Property; and (e) such additional due diligence type materials as Buyer shall from time to time request from Seller and which is in Seller’s possession or control, exclusive of any recorded documents to be provided as Schedule B items to the Preliminary Title report, (collectively, “Seller’s Information”).  At the Closing, Seller shall be deemed to have assigned to Buyer, without representation or warranty, the Seller’s Information.

4.2

Inspection.  Buyer at its sole cost and expense shall have the right and authority from and after the Opening Date to enter upon the Property in order to make inspections, studies, surveys, flood plain and test borings, and such other inquiries and examinations as Buyer may deem necessary to determine whether or not the elevation, physical conditions, legal conditions, and regulatory conditions are sufficient to meet Buyer’s intended use of the property.

4.3

Indemnification and Restoration.  Buyer shall indemnify, defend and hold Seller harmless for, from and against any and all claims, damages, costs, liabilities and losses (including mechanics’ liens) arising out of any entry by Buyer or its agents, designees or representatives on the Property.  Buyer, at Buyer’s sole cost and expense, shall promptly repair any damage to the Property resulting from any such inspections and replace, refill and re-grade any holes made in, or excavations of, any portion of the Property so that the Property shall be in substantially the same condition that existed prior to such investigations, inspections and/or studies.  Until restoration is complete, Buyer will take all steps necessary to ensure that any conditions on the Property created by Buyer’s testing will not create any dangerous, unhealthy, unsightly or noisy conditions on the Property.  This provision shall survive any termination of this Agreement.

4.4

Insurance.  Buyer and it contractors shall maintain or cause to be maintained, at Buyer’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement covering Buyer’s indemnification obligations contained in this section, providing bodily injury and property damage coverage, and with a combined single limit of not less than $2,000,000 per occurrence and $2,000,000 general aggregate for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence and $1,000,000 general aggregate for bodily injury and property damage, insuring Seller and its related or affiliated entities and their respective shareholders, directors, officers, partners, members, trustees and agents, as an additional insured, against any injuries or damages to persons or property that may result from or are related to (i) Buyer’s and its agents’ entry upon the Property, (ii) any investigations or other activities conducted thereon, and (iii) any and all other activities undertaken by Buyer or its agents, all of which insurance shall be on an occurrence form and otherwise in such forms and with an insurance company acceptable to Seller, and deliver a certificate of such insurance to Seller prior to the first entry on the Property.

5.

Contingencies.  Buyer and Seller’s obligations hereunder are expressly conditioned upon the following:

5.1

Buyer’s Approval of Feasibility.  Buyer shall have until 4:00 pm on August 12, 2010 (the “end of Buyer’s Feasibility Period”) to satisfy itself (in Buyer’s sole discretion) that the Property is suitable for purchase by the Buyer with respect to all matters (“Feasibility”).  Should Escrow Agent and Seller not have received written notice of Buyer’s approval of Feasibility on or before the end of Buyer’s Feasibility Period, then in such event, it shall be conclusively presumed that the Feasibility has been approved.  If Buyer shall disapprove the Feasibility on or before the end of the Buyer’s Feasibility Period, then this Agreement shall be terminated and Escrow Agent shall return the Earnest Money to Buyer, and neither party shall have any further right or obligation to the other under this Agreement.   During the Feasibility Period, Buyer may investigate the physical condition of the Property as set forth in the Option Agreement.

5.2

Title.

A.

Disclosures and Permitted Exceptions.  Prior to the date of this Agreement, Seller has delivered to Buyer a copy of the pertinent pages of its existing survey and disclosed that the Property is encumbered by : (i) a certain Water and Water Rights Agreement recorded on December 28, 1989 as Instrument No. 89-596373, Records of Maricopa County, Arizona (the “Jenkins Water Agreement”); (ii) certain covenants, conditions and restrictions that are recorded in the official records of Maricopa County, Arizona (the “Restrictions”); (iii) is located within the Paloma Irrigation and Drainage District (the “District”); (iv) Sonoran Trails Community Facilities District (the “CFD”).  As used in this Agreement, the term “Permitted Exceptions” collectively shall mean (w) the exceptions to title reflected in the Title Commitment; (x) the Jenkins Water Agreement, the Restrictions, the District and the CFD; and (y) any other matters which are contemplated or disclosed above.

B.

Condition of Title.  As soon as reasonably practicable after the Opening Date, but no later than five (5) days after the opening date, Escrow Agent shall provide to Buyer and Seller a commitment for a standard owner’s title insurance policy in the amount of the Purchase Price issued by Escrow Agent and agreeing to insure fee simple title to the Property in favor of Buyer upon compliance with all of Escrow Agent’s requirements therein (the “Preliminary Title Commitment”), together with the best available copies of all matters of record disclosed as title exceptions in the Preliminary Title Commitment.  Buyer shall have seven (7) days after receipt of the Preliminary Title Commitment in which to notify Seller and Escrow Agent in writing, in the Buyer’s sole and absolute discretion, of any matters shown in the Preliminary Title Commitment that are unacceptable to Buyer (the “Objection Notice”).  If Buyer fails to object to any matter shown on the Preliminary Title Commitment within the seven (7) day period, the condition of title to the Property shall be conclusively deemed approved by Buyer.  If Buyer objects to any matter shown on the Preliminary Title Commitment, Buyer shall deliver written notice to Seller and Escrow Agent of its objections.  Seller shall have five (5) days after receiving the Buyer’s Objection Notice, to attempt, if Seller so elects, to remove Buyer’s objections.  If Seller is unwilling or unable to remove such objections, Seller shall so notify Buyer in writing, and Buyer shall elect within one (1) days after receipt of Seller’s notice either:  (x) to cancel this Agreement and receive return of all Earnest Money paid; or (y) to close escrow waiving and take title subject to such matters.  Failure to give notice to Seller of Buyer’s election shall constitute an election to waive the matters contained in the Objection Notice and the condition of title to the Property shall be conclusively deemed approved by Buyer.

C.

Additional Exceptions.  If, after the date of the Preliminary Title Commitment, any new exceptions to title appear of record as shown by an amended or supplemental Preliminary Title Commitment (“Supplemental Title Commitment”) that materially adversely affect title to the Property, Buyer shall have until five (5) business days after receipt of the Supplemental Title Commitment together with a legible copy of the new exception(s) to object to such new matter(s).  If Buyer objects to any matter shown on the Supplemental Title Commitment, Buyer shall deliver written notice to Seller and Escrow Agent of its objections (“Supplemental Objection Notice”).  Seller shall have five (5) days after receiving the Buyer’s Supplemental Objection Notice, to attempt, if Seller so elects, to remove Buyer’s objections.  If Seller is unwilling or unable to remove such objections, Seller shall so notify Buyer in writing, and Buyer shall elect within three (3) days after receipt of Seller’s notice either:  (x) to cancel this Agreement and receive return of all Earnest Money paid; or (y) to close escrow waiving and take title subject to such matters.  Failure to give notice to Seller of Buyer’s election shall constitute an election to waive the matters contained in the Supplemental Objection Notice and the condition of title to the Property shall be conclusively deemed approved by Buyer.

6.

Conveyance of Real Property.  Seller shall convey the Property to Buyer by special warranty deed in the form attached as Exhibit B (the “Deed”).  Upon the Close of Escrow, Magnus Title Agency (the “Title Insurer”), shall issue Standard Coverage Owner’s title insurance policy to Buyer in the amount of the Purchase Price insuring title to the Property in favor of Buyer subject only to the approved matters of record.  Seller shall pay for the cost of the title insurance premium for the Standard form of policy.  If Buyer desires an extended coverage policy, then Buyer shall satisfy the additional requirements therefore, including, without limitation, any survey requirements.  In the event that the Buyer elects to have title insurer issue extended coverage, Buyer shall pay the cost of (i) the extended coverage premium in excess of the standard owner’s policy premium, (ii) the cost of all endorsements requested by Buyer, and (iii) the cost of any Survey. In no event shall Buyer’s request for extended title coverage or additional endorsements be a condition precedent to, or delay, the Close of Escrow.  Buyer will be entitled to possession of the Property upon the Close of Escrow.

7.

Representations and Warranties.

7.1

Representations and Warranties of Seller.  Seller represents and warrants to Buyer and agrees:

A.

Seller owns and has fee title to the Property, and has full authority to sell the Property as set forth in this Agreement.

B.

Seller is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Arizona.

C.

The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or on the Closing Date will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally.

D.

Seller, as of the date hereof, does not have any knowledge of any impending, threatened or contemplated claims or litigation affecting the Property, including condemnation claims.  If after the date hereof, but prior to the Closing, Seller becomes aware of any of the foregoing (whether arising before or after the date hereof) Seller shall promptly give notice thereof to Buyer prior to the Closing.

E.

Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition of bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

F.

Except the Permitted Exceptions, to the best of Seller’s knowledge, the Property is free and clear of and is not subject to any mechanic’s or materialmen’s liens (either perfected or unperfected) or any claim, lien, mortgage, deed of trust, indenture, security agreement, encumbrance, easement, reservation, restriction, or judgment.

G.

As used in this Agreement, “Seller’s knowledge” shall mean the actual present cognitive awareness of Gary Smith without making any independent investigations or inquiries and specifically negating the doctrines of constructive or imputed knowledge or notice.

H.

Seller shall provide to Buyer and to Escrow Agent at Closing appropriate affidavits stating that it is not a foreign person or a disregarded entity and that no withholding is required pursuant to Internal Revenue Code -1445.

7.2

Buyer’s Representations and Warranties.  Buyer represents and warrants to Seller and agrees:

A.

Buyer is duly qualified to transact business in the State of Arizona and has the requisite power and authority to enter into this Agreement.

B.

Buyer has not made a general assignment for the benefit of creditors, filed any voluntary petition of bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

C.

Buyer has the financial ability to cause the Earnest Money to be timely deposited in accordance with this Agreement, and to otherwise perform and close its purchase of the Property in accordance with this Agreement.

D.

The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been or on the Closing Date will be duly authorized by all necessary action on the part of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer, subject to equitable principles and principles governing creditors’ rights generally

E.

Buyer acknowledges and agrees that water rights, if any, transferred pursuant to the Deed are transferred without representation or warranty of any kind and, to the extent applicable, subject to the Permitted Exceptions.  Buyer accepts all of the obligations and responsibilities of Seller under Permitted Exceptions and assumes and covenants and agrees to comply with the restrictions and obligations contained in the Permitted Exceptions.  Buyer specifically acknowledges that any water rights transferred pursuant to this Deed and any water withdrawn from the Property may only be used on the Property as set forth in the Permitted Exceptions.  Buyer shall indemnify, defend and hold Seller, and its shareholders, members, partners, officers, directors, employees and agents, harmless for, from and against any and all claims, demands, causes of action, damages, judgments, fees and expenses, including, without limitation, reasonable attorneys’ fees, court costs and other professional fees arising out of, related to, or in connection with a breach of the covenants and restrictions contained in this Section or the Permitted Exceptions, or arising out any alleged acts or omissions of Buyer under the Permitted Exceptions.  Buyer’s obligations under this Section shall survive Closing and delivery of the Deed.

8.

As Is, Where Is, No Representations and Warranties.  Except as provided in Section 7.1 above, Buyer expressly acknowledges that Buyer has not relied on any warranties, promises, understandings and representations, express or implied, oral or written, of Seller or of any agent of Seller and that Buyer is acquiring the Property in its present condition and state of repair, “AS IS” with all defects latent or apparent.  Buyer acknowledges that any information of any type which Buyer has received or may receive from Seller or Seller’s agents is furnished on the express condition that Buyer shall make an independent verification of the accuracy of such information, all such information being furnished without any representation or warranty whatsoever.  Buyer agrees that Buyer will not attempt to assert any liability against Seller for the matters disclosed in this Agreement, including any environmental condition.  The terms of this Section 7 shall expressly survive the closing or termination of this Agreement and shall not merge with any closing document or the Deed.

9.

Commissions.  Buyer does not have broker representation in this transaction.  Seller is represented by Jokake Real Estates Services and Seller shall pay any commission arising out of this transaction to Jokake Real Estates Services.  Except as set forth above Seller and Buyer represent and warrant each to the other that they have not dealt with any real estate broker or agent in connection with the purchase and sale transaction that is the subject matter of this Agreement, and each party agrees to indemnify, defend and hold harmless the other from and on account of any claims, demands, costs and expenses including, but not limited to, reasonable attorneys’ fees, that may be asserted against, suffered or incurred by the indemnitee on account of the default by the indemnitor under this Section.  Buyer acknowledges that certain principals of Seller are licensed real estate brokers and/or salesperson.

10.

Closing Costs and Prorations.  Real property taxes, improvement lien charges and general and special assessments shall be prorated as of the Closing Date on the basis of the most recent information available.  In addition to the title insurance premium referred to in Section 5 above, Seller shall pay the cost of recording the Deed and any releases of encumbrances; one-half (1/2) of the escrow fees; and Seller’s attorneys’ fees.  Buyer shall pay all other closing costs, including, without limitation, the incremental cost of an extended coverage owner’s title insurance policy any lender’s title insurance policy and any special title endorsements requested by Buyer or lender; the cost of recording the affidavit of value and any security documents; one-half (1/2) of the escrow fees; all costs of any engineering, environmental or property inspections; tests or reports that Buyer obtains; and attorneys’ fees incurred by Buyer.

11.

Remedies.

11.1

Seller’s Remedies.  If Buyer defaults in any of its material obligations under this Agreement, then if such breach or default is not cured following the giving of written notice of default to Buyer and Escrow Agent by Seller and expiration of 2 business days from the giving of such notice, Seller shall have the right, as its sole and exclusive remedy under this Agreement, at law or in equity, to terminate this Agreement and retain the Earnest Money (and any interest thereon) as full and complete liquidated damages hereunder.  Buyer and Seller hereby acknowledge that actual damages in the event of such a default by Buyer would be difficult to calculate with certainty and agree that the Earnest Money is a reasonable approximation of actual damages.  The foregoing to the contrary notwithstanding and in addition to Seller retaining all the Earnest Money as liquidated damages, Seller shall be entitled to enforce Buyer’s indemnification obligations contained in this Agreement and the Option Agreement.  After the Closing, or if the Agreement is terminated or cancelled as provided herein, Seller shall also be entitled to all remedies at law or in equity if Buyer claims any right to specific performance and/or files a lis pendens against the Property without satisfying the conditions precedent to Buyer’s right to specific performance as set forth below.

11.2

Buyer’s Remedies.  If Seller fails to perform any of its obligations under this Agreement prior to the Closing for any reason other than the default of Buyer or the termination of this Agreement, then Buyer may give written notice of default to Seller and Escrow Agent of Seller’s default.  Seller shall have 2 business days from the receipt of the notice of Seller’s default in which to cure such default.  In the event that Seller has not cured the event of default within the Seller’s cure period, then Seller shall be in default under this Agreement and, as Buyer’s sole and exclusive remedy, Buyer may elect to do any one, but only one, of the following:  (i) waive the default and proceed to close the Escrow; or (ii) pursue specific performance of this Agreement; or (iii) terminate this Agreement and receive the Earnest Money from Escrow Agent, all subject to the limitations and provisions of this Section.

A.

Conditions to Buyer’s Right to Specific Performance.  Seller and Buyer acknowledge the Property is unique and agree that specific performance is an appropriate remedy for Buyer if Seller defaults.  As conditions precedent to Buyer’s right to pursue specific performance under Section 10.2 above, Buyer shall:  (i) deliver evidence of funds for the balance of the Purchase Price to Escrow Agent; (ii) otherwise be in compliance with this Agreement; and (iii) file suit therefore in the Superior Court of Arizona in Maricopa County, Arizona on or before 5:00 p.m. MST, on the date that is 60 days immediately following the Closing Date.  If Buyer fails to satisfy any of the conditions precedent specified in (i) through (iii) above, Buyer shall not be entitled to, and hereby waives, any right of specific performance.  If Buyer files a lis pendens against the Real Property without satisfying the conditions precedent in (i) through (iii) above, then Buyer shall be conclusively deemed to have filed a groundless and false claim within the meaning of A.R.S. Section 33-420.  Notwithstanding the above, if the remedy of specific performance is unavailable because of the affirmative or intentional acts of Seller, Buyer may bring suit for damages as a result of Seller’s default.

11.3

Waiver of Damages.  Neither party shall have a right, and hereby waives all rights, to seek or claim consequential or punitive damages.

12.

No Recording.  Buyer shall not record this Agreement and any recordation or attempted recordation by Buyer hereof shall be void and shall constitute a material default by Buyer hereunder.  In addition, Buyer will not and shall not file any lis pendens, notice of pendency or other lien or claim directly against the Property arising out of this Agreement except as required in the specific performance action permitted in Section 10 above, or any claimed representation, statement, agreement or other understanding not embodied in this Agreement.  This provision shall survive termination of this Agreement.

13.

Further Instruments.  Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use commercially reasonable efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

14.

Time Periods.  In computing any period of time prescribed or allowed by this Agreement, the day of the act or event (including the day of posting notices) from which the designated period of time begins to run shall not be included; however, the last day of the period so computed shall be included.  If any date for the performance of an obligation under this Agreement occurs on a Saturday, Sunday or federal or Arizona legal holiday, the time for performance shall be extended to the next business day.

15.

Severability.  Whenever possible, each provision of this Agreement shall be interpreted so as to be valid under applicable law, but if any provision of this Agreement is void or unenforceable, such provision shall be ineffective to the extent it is void or unenforceable, which shall not invalidate the remainder of such provision or the remaining provisions of this Agreement.

16.

Attorneys’ Fees.  Should any litigation or administrative proceeding be commenced between the parties hereto concerning this Agreement, or the rights and duties of either party in relation thereto, the party prevailing in such litigation or proceeding, shall be entitled, in addition to such other relief as may be granted, its reasonable attorneys’ fees, expert witness fees, litigation related expenses, and court costs in such litigation or proceeding.

17.

Integration.  It is understood and agreed that this Agreement constitutes the complete Agreement of the parties, and all understandings and agreements heretofore had between the parties hereto are merged into this agreement, which alone fully and completely expresses the parties’ agreement, and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in this agreement made by the other, including, but not limited to, those matters specifically set forth in Section 7 above.  This Agreement supersedes all prior representations, warranties, promises, covenants, agreements, or guaranties of any kind or character whatsoever between the parties, and no other agreement, statement or promise made by either party which is not contained herein shall be binding or valid.

18.

Counterparts.  This Agreement may be executed by the signing in counterparts of this instrument.  The execution by Buyer and Seller by each signing an original or facsimile counterpart of this instrument shall constitute a valid execution, and this instrument and all of its counterparts so executed shall be deemed for all purposes to be a single agreement.

19.

Construction.  This Agreement shall be construed without regard to or aid of any presumption, rule or canon requiring construction against the Seller or party drawing this Agreement.

20.

Headings.  The headings of this Agreement are for convenience only and shall not affect the meaning or interpretation of any of the terms of this Agreement.

21.

Governing Law/Choice of Forum.  The laws of the State of Arizona, without giving effect to the conflict of laws provisions thereof, shall govern any and all claims concerning, relating to or arising out of this Agreement, including, but not limited to, all claims concerning the validity, performance and/or enforcement of this Agreement, whether in tort or contract, including any and all claims which seek rescission hereof.  Any and all such claims, whether in tort or contract, shall be tried in a Court of competent jurisdiction located in Maricopa County, Arizona.

22.

Assignment.  Buyer may assign this Agreement to any subsidiary or affiliate of it or to any successor-in-interest or equity acquiring fifty-one percent (51%) or more of its stock or assets, provided that such assignment shall not release Buyer from any liability hereunder as a result of such assignment.  Buyer may not assign this Agreement to any other person or entity without Seller’s prior written consent, which consent may be withheld for any reason in Seller’s reasonable discretion, provided that Buyer shall not be released from liability hereunder as a result of such assignment.  This Agreement is binding upon and inure to the benefit of the heirs, successors, assigns and legally appointed representatives of the parties hereto except as specifically provided herein to the contrary.

23.

Notices.  Any notice provided for by this Agreement and any other notice or communication which either party may wish to send to the other may be given by such party or its counsel, and shall be in writing and shall be deemed delivered: (i) upon actual receipt, if transmitted by facsimile (facsimile transmission must include verification of transmission) on a business day between 8:30 a.m. and 5:00 p.m. Arizona time and a copy of such notice is also delivered by one of the methods identified in the following provisions (ii through iv); (ii) upon personal delivery; (iii) two (2) business days following deposit in the United States mail, registered or certified, return receipt requested; or (iv) one (1) business day following delivery by Federal Express or other similar express delivery service in a properly sealed envelope, in each event addressed to the party for whom such notice of communication is intended, at such party’s address set forth below or at any other address provided in writing by such party to the other party by notice complying with this Section.:

If to Seller:

Sonoran Trails, LLC

c/o Jokake Real Estate Services, Inc.

5013 East Washington Street, Suite 100,

Phoenix, Arizona, 85034

Attn: Gary T. Smith

Telephone:  (602) 224-4507

Facsimile: (602) 224-1371

With a copy to:

James M. Balogh

1314 East Myrna Lane

Tempe, Arizona 85284

Facsimile No.:

(480) 755-4292

If to Buyer:

Pacific Blue Energy Corp

Attn:  Joel Franklin

1016 West University Ave,. Suite 218

Flagstaff, Arizona 86001

Facsimile No.:

____________________

With a copy to:

Greenberg  Traurig

2375 E. Camelback Rd. Ste 700

Phoeniz, AZ 85016

Facsimile No.:(602) 445-8699

If to Escrow Agent:

Vickie Etherton, Vice President

Magnus Title Agency

a division of Title Security Agency of Arizona

2525 East Camelback Road, Suite #136

Phoenix, Arizona 85016

Facsimile No.:

(602) 748-2710

24.

Time of the Essence.  Time is of the essence for performance or satisfaction of all requirements, conditions, or other provisions hereof.

25.

No Waiver.  The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

26.

Risk of Loss.  The risk of loss or damage to the Property and all liability to third persons until Close of Escrow shall be borne by Seller except as provided in the Option Agreement.  In the event of the condemnation (or sale in lieu of condemnation), or all or any part of the Property prior to Close of Escrow, Buyer shall have the right to cancel this Agreement by written notice to Seller and/or Escrow Agent.

27.

1031 Exchange.  Buyer acknowledges that Seller may intend to effect an Internal Revenue Code Section 1031 Concurrent or Delayed (non-simultaneous) tax-deferred exchange and that Seller shall have the right to restructure all or a part of the within transaction as such an exchange for Seller’s benefit, and Buyer agrees to cooperate (but not act as accommodator or qualified intermediary) in any such exchange, provided that (i) such cooperation shall be at no further cost or liability to Buyer, (ii) the restructuring of the within transaction shall not prevent the Close of Escrow nor delay the Close of Escrow except as expressly provided herein, (iii) Buyer shall not be obligated to receive or acquire title to any other property in connection with any such cooperation, and (iv) Seller indemnifies and holds Buyer harmless from and against any and all claims, demands, costs and liabilities suffered or incurred by Buyer (other than any legal fees incurred by Buyer, if any, in reviewing any proposed exchange documents) by reason of any such cooperation.  Accordingly, Seller shall have the right to assign this Agreement and Seller’s rights hereunder to a qualified intermediary selected and designated by Seller, without Buyer’s prior written consent, provided however that no such assignment to Seller’s qualified intermediary shall relieve the herein-named Seller of its obligations hereunder.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date indicated below each party’s signature.

SELLER Sonoran Trails, LLC an Arizona limited liability company By: Jokake Holdings, LLC an Arizona limited liability company, its Manager By: /s/ Gary T. Smith Its: Manager	BUYER Pacific Blue Energy Corp., a Nevada corporation By: /s/ Joel Franklin Its: Chief Executive Officer

EXHIBIT A

Message
Page 1 of 1

Gary Smith

Subject: FW: Pacific Blue Parcels - Scenario 1

Scenario 1
Parcel 1: South boundary held fixed by south corners of well sites. 85.5 Acres

Parcel 2: South boundary held fixed by extension of Parcel 1 South boundary. North boundary held parallel to south boundary, and adjusted to contain 14.5 acres.

Total Acres: 100.00

Roadway Easement
Easement
PACIFIC BLUE 1
3,724,299 sq ft
85.50 acres
"NOT A PART"
HOLDING CORNERS OF WELLSITES
Move Boundary Line N to Qtr Section Line
move South

7/13/2010

EXHIBIT A-1

LEGAL DESCRIPTION

[To be Attached after approval (Section 1)]

EXHIBIT A-2

LEGAL DEPICTION

[To be Attached after approval (Section 1)]

EXHIBIT B

Form of Special Warranty Deed

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

___________________________________________________________________________

(Space Above for Recorder’s Use)

SPECIAL WARRANTY DEED

For and in consideration of TEN DOLLARS, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sonoran Trails, LLC an Arizona limited liability company (“Grantor”), hereby conveys to __________________________ (“Grantee”), the following real property situated in Maricopa County, Arizona, together with all rights and privileges appurtenant thereto, to-wit (the “Property”):

SEE EXHIBIT “A” ATTACHED HERETO AND

BY THIS REFERENCE MADE A PART HEREOF

Grantor’s warranty of title is subject to current taxes and other assessments and the easements, rights of way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities of record identified on Exhibit “B” attached hereto and by this reference made a part hereof and Grantor warrants the title as against all acts of the Grantor and no other.

Water rights transferred pursuant to this Deed are transferred without representation or warranty of any kind and, to the extent applicable, subject to that certain Water and Water Rights Agreement recorded on December 28, 1989 as Instrument No. 89-596373, Records of Maricopa County, Arizona (the “Jenkins Water Agreement”).  With respect to the Property only, to the extent that the Jenkins Water Agreement is binding on the Property, Grantee accepts all of the obligations and responsibilities of Grantor under the Jenkins Water Agreement and assumes and covenants and agrees to comply with the restrictions and obligations in the Jenkins Water Agreement.  Any water rights transferred pursuant to this Deed and any water withdrawn from the Property may only be used on the Property.  In addition, as a restriction running with the Property and binding Grantee and its successors-in-ownership and assigns, and inuring to the benefit of Grantor and its successors-in-ownership and assigns, Grantee may not have more than one (1) water well (excluding domestic wells) per each one hundred and sixty (160) acres of Property in operable condition on the Property at any one time, subject to approval of any new water wells (including domestic wells) in accordance with the Declaration. Grantee and its successors-in-ownership and assigns shall indemnify, defend and hold Grantor and its successors-in-ownership and assigns, and their shareholders, members, partners, officers, directors, employees and agents, harmless for, from and against any and all claims, demands, causes of action, damages, judgments, fees and expenses, including, without limitation, reasonable attorneys’ fees, court costs and other professional fees, incurred by Grantor arising out of, related to, or in connection with a breach of the covenants and restrictions in this Section or any alleged acts or omissions of Grantee under the Jenkins Water Agreement.  GRANTOR HAS NO OBLIGATION TO DELIVER WATER TO GRANTEE OR THE PROPERTY.

DATED as of                                                , 2010

Sonoran Trails, LLC,  an Arizona limited liability company

By:[do not sign exhibit]

Name:

Title:

STATE OF ARIZONA

)

)  ss.

County of Maricopa

)

On _____________________ before me, _____________________ a Notary Public, personally appeared _____________.,  personally known to me -OR-  proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

[do not sign exhibit]

Notary Public

My Commission Expires:

CONSENTED AND AGREED TO:

________________________________

By:

[do not sign exhibit

Name:

Title:

STATE OF ARIZONA

)

)  ss.

County of Maricopa

)

The foregoing instrument was acknowledged before me, the undersigned notary public, this ____ day of __________, 2010 by                                         , the                                   of                                                                                                        , an Arizona limited liability company, on behalf of the                                                  .

WITNESS my hand and official seal.

[do not sign exhibit]

Notary Public

My Commission Expires:

[Attach Legal description as Exhibit A1 and A2]

EXHIBIT C-1

LEGAL DESCRIPTION AND DEPICTION OF SELLER’S EASMENT

[To be Attached after approval (Section 1)]

EXHIBIT C-2

LEGAL DESCRIPTION AND DEPICTION OF BUYER’S EASMENT

[To be Attached after approval (Section 1)]